                                STATE OF WYOMING

                                  OFFICE OF THE
                               SECRETARY OF STATE

United States of America,     )
State of Wyoming              ) ss.



     I, DIANA J. OHMAN, Secretary of State of the State of Wyoming, do hereby certify

                          BEN-ABRAHAM TECHNOLOGIES INC.

a corporation originally organized under the laws of the ONTARIO, CANADA, did on DECEMBER 19, 1996, apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of Wyoming.

     I FURTHER CERTIFY that BEN-ABRAHAM TECHNOLOGIES INC. has renounced its original COUNTRY of incorporation, and is now incorporated under the laws of the state of Wyoming in accordance with W.S. 17-16-1710.


                              IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this 19TH day of DECEMBER AD., 1996.


                              /s/ Diana J. Ohman
                              -------------------------------------------------
                                             Secretary of State

                              By
                                -----------------------------------------------

                                STATE OF WYOMING
                                 APPLICATION FOR
                           CERTIFICATE OF REGISTRATION
                           AND ARTICLES OF CONTINUANCE

     Pursuant to Wyo. Stat. 17-16-1710 of the Wyoming Business Corporation Act , the undersigned hereby submits the following Articles of Continuance:

1.   The name of the corporation is: BEN-ABRAHAM TECHNOLOGIES INC.

2.   It is incorporated under the laws of: ONTARIO, CANADA.

3.   (a)  The date of its incorporation is:       December 6, 1996
     (b)  The period of its duration is:          Perpetual

4. The address of its principal office in the state/province under the laws of which it is incorporated is:

          372 Bay Street, Suite 302
          Toronto, Ontario, Canada M5H 2W9

5.   The mailing address where correspondence and annual reports can be sent:

          372 Bay Street, Suite 302
          Toronto, Ontario, Canada M5H 2W9

6. The physical address of its proposed registered office in Wyoming and the name of its registered agent at that address is:

          CT Corporation
          1720 Carey Avenue
          Cheyenne, WY 82001

7. POWERS: The purpose or purposes of Ben-Abraham Technologies Inc. is to engage in any lawful business permitted under the laws of the State of Wyoming.

8. DIRECTORS & OFFICERS: The names and respective addresses of its officers and directors are:


           OFFICE                     NAME                     ADDRESS
           ------                     ----                     -------

     Chairman, Chief Executive  Avi Ben-Abraham, M.D.      12 West 55th St.
     Officer                                               Suite 5B

         OFFICE                     NAME                     ADDRESS
         ------                     ----                     -------

   Chairman, Chief Executive  Avi Ben-Abraham, M.D.      12 West 55th St.
   Officer and Director                                  Suite 5B
                                                         New York, NY  10019

   Director                   James K. Lau               1274 Woodeden Dr.
                                                         Mississauga, Ontario
                                                         L5H 2T6

   Director                   A. Suzan Khan              110 Bloor Street West
                                                         Suite 1008
                                                         Toronto, Canada
                                                         M5S 2W7

   Director                   Dr. Claus G.J.             32 Woodgreen Dr.
                              Wagner-Bartak              Woodbridge, Ontario
                                                         L4L 3P3

   Director                   Louis W. Sullivan, M.D.    Morehouse School of
                                                         Medicine
                                                         720 Westview Drive S.W.
                                                         Atlanta, Georgia
                                                         30310-1495

   Director                   Paul F. Oreffice           7740 East Gainey
                                                         Ranch Road, #7
                                                         Scottsdale, AZ  85258

9. NUMBER OF DIRECTORS AND QUORUM: The Board shall consist of the number of directors provided in the Bylaws of the Corporation. The quorum for the transaction of business at any meeting of the Board shall be determined in accordance with the Bylaws.

10. SHAREHOLDER QUORUM: A quorum for the transaction of business at any meeting of shareholders shall be two shareholders represented in person or by proxy from each voting group entitled to vote on each of the matters to be voted on at the meeting, and otherwise entitled to vote at such meeting.

11.  AUTHORIZED SHARES:   The aggregate number of shares or other ownership
units which the Corporation has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

       NUMBER OF                                              PAR VALUE PER
        SHARES               CLASS           SERIES               SHARE
        ------               -----           ------               -----

       Unlimited       Class A Special         N/A        Without par value

       Unlimited       Class B Special         N/A        Without par value

       Unlimited       Class C Special         N/A        Without par value

       Unlimited       Subordinate Voting      N/A        Without par value

       Unlimited       Preference              N/A        Without par value


The preferences, limitations, and relative rights of each class of shares are as follows:

                          See Exhibit I attached hereto

12.  ISSUED SHARES:   The aggregate number of issued shares or other ownership
units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:


       NUMBER OF                                             PAR VALUE PER
        SHARES               CLASS           SERIES              SHARE
        ------               -----           ------              -----

      20,000,000       Class A Special         N/A       Without par value

       4,150,000       Class C Special         N/A       Without par value

      11,662,893       Subordinate Voting      N/A       Without par value

13. NO PREEMPTIVE RIGHTS GRANTED: The shareholders of the Corporation do not have a preemptive right to acquire the Corporation's unissued shares of any class or series.

14. CONSTITUTION: The Corporation accepts the Constitution of the State of Wyoming in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.

15.  INDEMNIFICATION:   Except as may be prohibited under, and subject to the
limitations contained in the Wyoming Business Corporation Act (the "Act"), the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or number of any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reasons of being or having been a director or officer of the Corporation or such body corporate, if

     a. he conducted himself in good faith and he reasonably believed that his conduct was in or at least not opposed to the Corporation's best interests, and

     b. in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

16.  ELIMINATION OF CERTAIN LIABILITIES OF DIRECTORS:   Except as may be
prohibited by the Act:

     a. there shall be no personal liability, either direct or indirect, of any director of the Corporation to the Corporation or its shareholders for monetary damages for any breach or breaches of fiduciary duty as a director; and

     b. no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default; providing that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act, and the regulations thereunder, or from liability for any breach thereof.

     This provision shall not limit the rights of directors of the Corporation for indemnification or other assistance from the Corporation. Any repeal or modification of the foregoing provisions of this Article by the shareholders of the Corporation or any repeal or modification of the provisions of the Act that permits the elimination of liability of directors by this Article shall not affect adversely any elimination of liability, right or protection of a director of the Corporation with respect to any breach, act, omission, or transaction of such director occurring prior to the time of such repeal or modification.

Dated:  December 8, 1996.
        ----------------

                                   By:  /s/ Avi Ben-Abraham
                                      -----------------------------------------

                                   Title: Chairman and Chief Executive Officer
                                          -------------------------------------

PROVINCE OF ONTARIO           )

MUNICIPALITY OF METROPOLITAN  )

TORONTO                       )


     I, PAUL G. FINDLAY, Notary Public, do hereby certify that on this 9th day of December, 1996, personally appeared before me Avi Ben-Abraham, who, being by me first duly sworn, declared that he signed the foregoing document as the Chairman and Chief Executive Officer of the corporation, and that the statements therein contained are true.

     In witness whereof, I have hereunto set my hand and seal this 9th day of December, 1996.


                                             /s/ Paul G. Findlay
                                             ----------------------------------
                                             Notary Public

(Notarial Seal)

My Commission Expires:   FOR LIFE
                         --------

                                    EXHIBIT I

                 BEN-ABRAHAM TECHNOLOGIES INC. SHARE PROVISIONS

     To the extent permitted by the WYOMING BUSINESS CORPORATIONS ACT (the "Act"), the rights, privileges, restrictions and conditions attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

A.   PREFERENCE SHARES

The preferences, limitations and relative rights of the preference shares as a class are as follows:

1.   DIRECTORS' RIGHT TO ISSUE IN ONE OR MORE SERIES

     The preference shares may at any time or from time to time be issued in one or more series. Before any shares of a particular series are issued, the directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out herein, by resolution, determine the designation, rights, privileges, restrictions and conditions to be attached to the preference shares of such series including, but without in any way limiting or restricting the generality of the foregoing, the rate, amount or method of calculation of dividends thereon, the time and place of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion rights and the terms and conditions of any share purchase plan or sinking fund, the whole subject to the filing with the Secretary of State, of articles of amendment in the form prescribed under the Act containing a description of such series including the designation, preferences, limitations and relative rights as determined by the directors, and the endorsement thereon of a certificate of amendment in respect thereof. Notwithstanding the foregoing, the preference shares of a series shall not be entitled to any voting rights except as prescribed by law or except if the Corporation has failed to pay dividends on any series of preference shares.

2.   RANKING

     The preference shares of each series shall rank on a parity with the preference shares of every other series with respect to accumulated dividends and return of capital. The preference shares of the Corporation shall be entitled to preference over the subordinate voting shares of the Corporation and over any other shares of the Corporation ranking junior to the preference shares with respect to priority in the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding-up its affairs. If any accumulated dividends or amounts payable on a return of capital are not paid in full, the preference shares of ail series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital if all sums so payable were paid in full; provided however that in the event of there being insufficient assets to satisfy in full all such claims, the claims of the holders of the preference shares with respect to repayment of capital shall first be applied toward the payment and satisfaction of claims in respect of dividends.

3.   VOTING

     Except as hereinafter referred to or as required by law or in accordance with any voting rights which may from time to time be attached to any series of preference shares, the holders of the preference shares, as a class, shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

4.   AMENDMENT WITH APPROVAL OF HOLDERS OF PREFERENCE SHARES

     The preferences, limitations and relative rights attaching to the preference shares as a class may be added to, changed or removed but only with the approval of the holders of the preference shares given as hereinafter specified.

5.   APPROVAL OF HOLDERS OF PREFERENCE SHARES

     The approval of the holders of the preference shares to add to, change or remove any preference, limitation or relative right attaching to the preference shares as a class or any other matter requiring the consent of the holders of the preference shares may be given in such manner as may be required by law, subject to a minimum requirement that such approval be given by resolution passed by the affirmative vote of a majority of the votes cast at a meeting of the holders of the preference shares duly called for that purpose. Each holder of preference shares entitled to vote at such meeting shall have one vote in respect of each $1.00 of the issue price of each preference share held by such person.

B.   SUBORDINATE VOTING SHARES, CLASS A SHARES, CLASS B SHARES AND CLASS C
     SHARES

     The rights, privileges, restrictions and conditions attaching to the subordinate voting shares, the Class A Special shares (the "Class A shares"), the Class B Special shares (the "Class B shares") and the Class C Special shares (the "Class C shares") are as follows:

1.   DIVIDEND RIGHTS

     (a)  DIVIDEND RIGHTS OF SUBORDINATE VOTING SHARES

          The holders of the subordinate voting shares, shall be entitled to receive dividends as and when declared by the directors from time to time out of moneys of the Corporation properly applicable to the payment of dividends and the amount per share of each such dividend shall be determined by the directors of the Corporation at the time of declaration.

     (b)  DIVIDEND RIGHTS OF CLASS B SHARES

          The holders of the Class B shares shall be entitled to receive dividends as and when declared by the directors from time to time out of moneys of the Corporation properly applicable to the payment of dividends and the amount per share of each such dividend shall be determined by the directors of the Corporation at the time of declaration, provided that the amount of the dividend per Class B share in any calendar year shall not exceed the amount of the dividend per subordinate voting share in such year.

     (c)  DIVIDEND RIGHTS OF CLASS A AND CLASS C SPECIAL SHARES

          The holders of the Class A shares and the Class C shares shall not be entitled to receive any dividends.

2.   VOTING RIGHTS

     (a)  VOTING OF SUBORDINATE VOTING SHARES

          Subject to the provisions of the Act, the holders of the subordinate voting shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall be entitled to vote at all meetings of shareholders, except meetings at which only holders of another class of shares are entitled to vote. Each subordinate voting share shall entitle the holder thereof to one vote.

     (b)  VOTING OF CLASS A SHARES

          Subject to the provisions of the Act, the holders of the Class A shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall be entitled to vote at all meetings of the shareholders, except meetings at which only holders of another class of shares are entitled to vote. Each Class A share shall entitle the holder thereof to ten votes.

     (c)  VOTING OF CLASS B SHARES

          Subject to the provisions of the Act, the holders of the Class B shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall be entitled to vote at all meetings of the shareholders, except meetings at which only holders of another class of shares are entitled to vote. Each Class B share shall entitle the holder thereof to ten votes.

     (d)  VOTING OF CLASS C SHARES

          Subject to the provisions of the Act, the holders of the Class C shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall be entitled to vote at all meetings of the shareholders, except meetings at which only holders of another class of shares are entitled to vote. Each Class C share shall entitle the holder thereof to one vote.

3.   PURCHASE RIGHTS

     (a)  SUBORDINATE VOTING SHARE PURCHASE RIGHTS OF CLASS A SHARES

          A holder of Class A shares shall be entitled, in accordance with the provisions hereof, to acquire subordinate voting shares of the Corporation as the same may then be constituted by tendering any of the Class A shares held and registered in his name together with U.S. $0.25 per share (the "Subordinate Voting Share Purchase Price") on the basis of one subordinate voting share for each Class A share and U.S. $0.25. The purchase right herein provided shall be exercised by notice in writing given to the Corporation which notice shall specify the number of Class A shares that the holder desires to have applied to the purchase price of subordinate voting shares. If any Class A shares are applied to the purchase of subordinate voting shares pursuant to this paragraph, the holder of such Class A shares shall surrender the certificate or certificates representing the Class A shares so applied to the registered office of the Corporation, or to the transfer agent of the Corporation at the time of purchase together with cash or a certified cheque in the amount of U.S. $0.25 per subordinate voting share being acquired, and the Corporation shall thereupon issue to such holder certificates representing the number of subordinate voting shares to which the holder became entitled upon such purchase.

     (b)  CLASS B SHARE PURCHASE RIGHTS OF CLASS A SHARES

          A holder of Class A shares shall be entitled, in accordance with the provisions hereof, to acquire, Class B shares of the Corporation as the same may then be constituted by tendering any of the Class A shares held and registered in his name together with U.S. $0.25 (the "Class B Share Purchase Price") per share on the basis of one Class B share for each Class A share and U.S. $0.25. The purchase right herein provided shall be exercised by notice in writing given to the Corporation which notice shall specify the number of Class A shares that the holder desires to have applied to the purchase price of Class B shares. If any Class A shares are applied to the purchase of subordinate voting shares pursuant to this paragraph, the holder of such Class A shares shall surrender the certificate or certificates representing the Class A shares so applied to the registered office of the Corporation, or to the transfer agent of the Corporation at the time of purchase together with cash or a certified cheque in the amount of U.S. $0.25 per Class B share being acquired, and the Corporation shall thereupon issue to such holder certificates representing the number of Class B shares to which the holder became entitled upon such purchase.

     (c)  SUBORDINATE VOTING SHARE PURCHASE RIGHTS OF CLASS C SHARES

          A holder of Class C shares shall be entitled, in accordance with the provisions hereof, to acquire subordinate voting shares of the Corporation as the same may then be constituted by tendering any of the Class C shares held and registered in his name together with U.S. $0.25 per share on the basis of one subordinate voting share for each Class C share and U.S. $0.25. The purchase right herein provided shall be exercised by notice in writing given to the Corporation which notice shall specify the number of Class C shares that the holder desires to have applied to the purchase price of subordinate voting shares. If any Class C shares are applied to the purchase of subordinate voting shares pursuant to this paragraph, the holder of such Class C shares shall surrender the certificate or certificates representing the Class C shares so applied to the registered office of the Corporation, or to the transfer agent of the Corporation at the time of purchase together with cash or a certified cheque in the amount of U.S. $0.25 per subordinate voting share being acquired, and the Corporation shall thereupon issue to such holder certificates representing the number of subordinate voting shares to which the holder became entitled upon such purchase.

4.   CONVERSION RIGHTS

     (a)  CONVERSION RIGHTS OF CLASS B SHARES

          A holder of Class B shares shall be entitled, in accordance with the provisions hereof, to have any of the Class B shares held and registered in his name convened into subordinate voting shares of the Corporation as the same may be constituted at the time of the conversion on the basis of one subordinate voting share for each Class B share converted. The conversion right herein provided shall be exercised by notice in writing given to the Corporation which notice shall specify the number of Class B shares that the holder desires to have converted into subordinate voting shares. If any Class B shares are converted into subordinate voting shares pursuant to this paragraph, the holder of such Class B shares shall surrender the certificate or certificates representing the Class B shares which were converted to the registered office of the Corporation, or to the transfer agent of the Corporation at the time of conversion, and the Corporation shall thereupon issue to such holder certificates representing the number of subordinate voting shares to which the holder became entitled upon the conversion.

5.   ADJUSTMENT OF PURCHASE RIGHTS AND CONVERSION RIGHTS

     (a)  SUBORDINATE VOTING SHARES

          (i) In case of any reclassification or redesignation of the subordinate voting shares (hereinafter referred to in this subsection 5(a) as the "Shares") or change of the Shares into other shares, or in case of the consolidation, amalgamation or merger of the Corporation with or into any other body corporate (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares), or in the case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation, the holder of any Class A shares or Class C shares who thereafter shall exercise his right to purchase Shares pursuant to section 3 hereof and the holder of any Class B shares who thereafter shall exercise his right to convert any Class B shares into Shares pursuant to section 4 hereof shall be entitled to receive, and shall accept, in lieu of the number of Shares to which he was theretofore entitled upon such exercise of such right to purchase or convert, as the case may be, the kind and amount of shares which such holder would have been entitled to receive as a result of such reclassification, redesignation, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, he had been the registered holder of the number of Shares to which he was theretofore entitled upon exercising his right to purchase or convert, as the case may be. The subdivision or consolidation of Shares at anytime outstanding into a greater or lesser number of Shares shall be deemed not to be a reclassification of the capital of the Corporation for the purposes of this paragraph 5(a)(i).

          (ii) If and whenever the Shares shall be subdivided into a greater or consolidated into a lesser number of Shares, or the Corporation shall issue Shares (or securities exchangeable for or convertible into Shares) to the holders of all or substantially all of the outstanding Shares by way of a dividend or other distribution of Shares (or securities exchangeable for or convertible into Shares), any holder of Class A shares or Class C shares who has not exercised his right of purchase pursuant to section 3 hereof and any holder of Class B shares who has not exercised his right to convert pursuant to section 4 hereof on or prior to the effective date or record date, as the case may be, of such subdivision, consolidation, dividend or other distribution, upon the exercise of such right thereafter, shall be entitled to receive, and shall accept, in lieu of the number of Shares to which he was theretofore entitled upon such exercise of such right to purchase or convert (and, in the case of a purchase of Shares pursuant to section 3 hereto, at the Subordinate Voting Share Purchase Price adjusted in accordance with subsection 6(a) hereof), the aggregate number of Shares that such holder would have been entitled to receive as a result of such subdivision, consolidation, dividend or other distribution as if, on such record date or effective date, as the case may be, he had been the registered holder of the number of Shares to which he was theretofore entitled upon such exercise of such right to purchase or convert, as the case may be.

     (b)  CLASS B SHARES

          (i) In case of any reclassification or redesignation of the Class B shares (hereinafter referred to in this subsection 5(b) as the "Shares") or change of the Shares into other shares, or in case of the consolidation, amalgamation or merger of the Corporation with or into any other body corporate (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares), or in the case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation, the holder of any Class A shares who thereafter shall exercise his right to purchase Shares pursuant to section 3 hereof shall be entitled to receive, and shall accept, in lieu of the number of Shares to which he was theretofore entitled upon such exercise of such right to purchase, the kind and amount of shares which such holder would have been entitled to receive as a result of such reclassification, redesignation, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, he had been the registered holder of the number of Shares to which he was theretofore entitled upon exercising his right to purchase. The subdivision or consolidation of Shares at any time outstanding into a greater or lesser number of Shares shall be deemed not to be a reclassification of the capital of the Corporation for the purposes of this paragraph 5(b)(i).

          (ii) If and whenever the Shares shall be subdivided into a greater or consolidated into a lesser number of Shares, any holder of Class A shares who has not exercised his right of purchase on or poor to the effective date of such subdivision or consolidation upon the exercise of such right thereafter, shall be entitled to receive, and shall accept, in lieu of the number of Shares to which he was theretofore entitled upon such exercise of such right to purchase (at the Class B Share Purchase Price adjusted in accordance with subsection 6(b) hereof) the aggregate number of Shares that such holder would have been entitled to receive as a result of such subdivision or consolidation as if, on such the effective date, he had been the registered holder of the number of Shares to which he was theretofore entitled upon such exercise of such right to purchase.

6.   ADJUSTMENT OF PURCHASE PRICE

     (a)  SUBORDINATE VOTING SHARES

          If the Corporation shall:

          (i) subdivide its outstanding subordinate voting shares (hereinafter referred to in this paragraph 6(a) as the "Shares") into a greater number of shares,

          (ii) consolidate the outstanding Shares into a lesser number of shares, or

          (iii) issue Shares or securities exchangeable for or convertible into Shares ("convertible securities") to the holders of all or substantially all of the outstanding Shares by way of a dividend or distribution of Shares or securities convertible into Shares (other than the issue of Shares or convertible securities as dividends paid in the ordinary course), the Subordinate Voting Share Purchase Price shall, on the effective date of such subdivision or consolidation or on the record date of such dividend or other distribution, as the case may be, be adjusted by multiplying the Subordinate Voting Share Purchase Price in effect immediately prior to such subdivision, consolidation, dividend or other distribution by a fraction, the numerator of which is the number of outstanding Shares before giving effect to such subdivision, consolidation or stock dividend and the denominator of which is the number of outstanding Shares after giving effect to such subdivision, consolidation, dividend or other distribution (including in the case where convertible securities are distributed, the number of Shares that would have been outstanding had such securities been exchanged for or converted into Shares on such record date). Such adjustment shall be made successively whenever any event referred to in this paragraph 6(a) shall occur.

     (b)  CLASS B SHARES

          If the Corporation shall:

          (i) subdivide its outstanding Class B shares (hereinafter referred to in this paragraph 6(b) as the "Shares") into a greater number of shares, or

          (ii) consolidate the outstanding Shares into a lesser number of shares, or the Class B Share Purchase Price shall, on the effective date of such subdivision or consolidation, be adjusted by multiplying the Class B Share Purchase Price in effect immediately prior to such subdivision or consolidation, by a fraction, the numerator of which is the number of outstanding Shares before giving effect to such subdivision or consolidation and the denominator of which is the number of outstanding Shares after giving effect to such subdivision or consolidation. Such adjustment shall be made successively whenever any event referred to in this paragraph 6(b) shall occur.

7.   DISTRIBUTION RIGHTS OF ON LIQUIDATION

     If the Corporation is liquidated, dissolved or wound-up or its assets are otherwise distributed among the shareholders by way of repayment of capital, whether voluntary or involuntary and subject to the rights, privileges, and conditions attaching to any series of preference shares of the Corporation:

     (a) the holders of the subordinate voting shares shall be entitled to share, equally share for share, in the distribution of the remaining assets of the Corporation; and

     (b) the holders of the Class A shares, the Class B shares and the Class C shares shall not be entitled to share in the remaining assets of the Corporation.

SECRETARY OF STATE
STATE OF WYOMING
CAPITOL BUILDING
CHEYENNE, WY  82002-0020

                               ARTICLES OF AMENDMENT
                  BY SHAREHOLDERS OF BEN-ABRAHAM TECHNOLOGIES INC.

     Pursuant to the provisions of the Wyoming Business Corporation Act, the shareholders of BEN-ABRAHAM TECHNOLOGIES INC. (the "Corporation"), a Wyoming corporation, hereby adopts these Articles of Amendment on behalf of the Corporation. The Corporation's Articles of Continuance were filed with the Wyoming Secretary of State on December 19, 1996.

     1.   The name of the Corporation is Ben-Abraham Technologies Inc.

     2. Effective as of the date of filing of these Articles of Amendment with the Secretary of State, the Articles of Continuance of the Corporation are hereby amended as follows:

          a. All of the Corporation's issued Class A Special Shares are hereby reclassified as Class C Special Shares. The unissued Class A Special Shares and the Class B Shares (none of which are issued) are hereby deleted and cancelled from the authorized capital of the Corporation. The Subordinate Voting Shares hereby are reclassified as Common shares.

          To effect the foregoing reclassifications, exchanges and cancellations with respect to the authorized stock of the Corporation, Section 11 of the Articles of Continuance is hereby amended and restated in its entirety as follows:

               AUTHORIZED SHARES: The aggregate number of shares or other ownership units which the Corporation has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

     NUMBER OF SHARES       CLASS        SERIES  PAR VALUE PER SHARE
     ----------------       -----        ------  -------------------
        Unlimited      Class C Special    N/A     Without par value

        Unlimited           Common        N/A     Without par value

        Unlimited         Preference      N/A     Without par value

               The preferences, limitations, and relative rights of each class of shares are as follows:

                           See Exhibit I attached hereto.

          b. Exhibit I of the Articles of Continuance is replaced in its entirety with Exhibit I which is attached hereto and incorporated herein by this reference.

     3. The foregoing amendments were adopted at a meeting of the shareholders of the Corporation held on July 13, 1999 ("Shareholders' Meeting").

     4. Effective as of the date of the Corporation's execution of these Articles of Amendment, the issued and outstanding shares of the Corporation consisted of the following: there were 1,531,386 issued and outstanding shares Class A Special shares, 3,276,479 issued and outstanding Class C Special shares, and 52,572,686 issued and outstanding Subordinate Voting shares. None of the Class B Special shares or the Preference shares are issued or outstanding.

     5. The designation and number of votes entitled to be cast by each voting group entitled to vote separately on the foregoing amendments were as follows: The holders of Class A Special shares were entitled to cast 15,313,860 votes. The holders of Class C Special shares were entitled to cast 3,276,479 votes. The holders of Subordinate Voting shares were entitled to cast 52,572,686 votes.

     6. The number of votes of each voting group indisputably represented at the Shareholders' Meeting were as follows: 1,322,886 votes of Class A Special shares; 2,752,829 votes of Class C Special shares; and 38,186,640 votes of Subordinate Voting shares.

     7. The total number of undisputed votes cast at the Shareholders' Meeting for the foregoing amendments by each voting group was as follows:
13,228,860 Class A Special shares voted for the foregoing amendments; 2,752,829 Class C Special shares voted for the foregoing amendments; and 34,480,901 Subordinate Voting shares voted for the foregoing amendments. The total number of undisputed votes cast for the foregoing amendments by each voting group was sufficient for approval of the foregoing amendments by each voting group.

     8. The provisions for implementing the reclassification, exchange and cancellation of issued shares of the Corporation are as follows:

          a. Class A Special shares are hereby reclassified as Class C Special shares. Holders of share certificates evidencing Class A Special shares may submit such share certificates to the Corporation in order to exchange them for share certificates evidencing Class C Special shares, but until such exchange occurs, Class A Special share certificates shall be deemed to evidence Class C Special shares.

          b. Subordinate Voting Shares are hereby reclassified as Common shares. Holders of share certificates evidencing Subordinate Voting shares may submit such share certificates to the Corporation in order to exchange them for share certificates evidencing Common shares, but until such exchange occurs, Subordinate Voting shares shall be deemed to evidence Common shares.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment of the Corporation on this 19th day of July, 1999.

                                  BEN-ABRAHAM TECHNOLOGIES INC.


                                  By:   /s/ Stephen M. Simes
                                      ----------------------------------------
                                  Title: President and Chief Executive Officer

                                   EXHIBIT I

                 BEN ABRAHAM TECHNOLOGIES INC. SHARE PROVISIONS

     To the extent permitted by the WYOMING BUSINESS CORPORATIONS ACT (the "Act"), the rights, privileges, restrictions and conditions attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series are as follows:

A.   PREFERENCE SHARES

     The preferences, limitations and relative rights of the preferences shares as a class are as follows:

     1.   DIRECTORS' RIGHT TO ISSUE IN ONE OR MORE SERIES

     The preference shares may at any time or from time to time be issued in one or more series. Before any shares of a particular series are issued, the directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out herein, by resolution, determine the designation, preferences, limitations, rights, privileges, restrictions and conditions to be attached to the preference shares of such series including, but without in any way limiting or restricting the generality of the foregoing, the rate, amount or method of calculation of dividends thereon, the time and place of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion rights and the terms and conditions of any share purchase plan or sinking fund, the whole subject to the filing with the Secretary of State, of articles of amendment in the form prescribed under the Act containing a description of such series including the designation, preferences, limitations and relative rights as determined by the directors, and the endorsement thereon of a certificate of amendment in respect thereof. Notwithstanding the foregoing, the preference shares of a series shall not be entitled to any voting rights except as prescribed by law or except if the Corporation has failed to pay dividends on any series of preference shares.

     2.   RANKING

     The preference shares of each series shall rank on a parity with the preference shares of every other series with respect to accumulated dividends and return of capital. The preference shares of the Corporation shall be entitled to preference over the common shares of the Corporation and over any other shares of the Corporation ranking junior to the preference shares with respect to priority in the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding-up its affairs. If any accumulated dividends or amounts payable on a return of capital are not paid in full, the preference shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital if all sums so payable were paid in full; provided however that in the event of there being insufficient assets to satisfy in full all such claims, the claims of the holders of the preference shares with respect to repayment of capital shall first be applied toward the payment and satisfaction of claims in respect of dividends.

     3.   VOTING

     Except as hereinafter referred to or as required by law or in accordance with any voting rights which may from time to time be attached to any series of preference shares, the holders of the preference shares, as a class, shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

     4.   AMENDMENT WITH APPROVAL OF HOLDERS OF PREFERENCE SHARES

     The preferences, limitations and relative rights attaching to the preference shares as a class may be added to, changed or removed by the directors but only with the approval of the holders of the preference shares given as hereinafter specified.

     5.   APPROVAL OF HOLDERS OF PREFERENCE SHARES

     The approval of the holders of the preference shares to add to, change or remove any preference, limitation or relative right attaching to the preference shares as a class or any other matter requiring the consent of the holders of the preference shares may be given in such manner as may be required by law, subject to a minimum requirement that such approval be given by resolution passed by the affirmative vote of a majority of the votes cast at a meeting of the holders of the preference shares duly called for that purpose. Each holder of preference shares entitled to vote at such meeting shall have one vote in respect of each $1.00 of the issue price of each preference share held by such person.

B.   COMMON SHARES AND CLASS C SHARES

     The rights, privileges, restrictions and conditions attaching to the common shares, and the Class C Special shares (the "Class C Shares") are as follows:

     1.   DIVIDEND RIGHTS

          (a)  DIVIDEND RIGHTS OF COMMON SHARES

               The holders of the common shares, shall be entitled to receive dividends as and when declared by the directors from time to time out of moneys of the Corporation properly applicable to the payment of dividends and the amount per share of each such dividend shall be determined by the directors of the Corporation at the time of declaration.

          (b)  DIVIDEND RIGHTS OF CLASS C SPECIAL SHARES

               The holders of the Class C shares shall not be entitled to receive any dividends.

     2.   VOTING RIGHTS

          (a)  VOTING OF COMMON SHARES

               Subject to the provisions of the Act, the holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall be entitled to vote at all meetings of shareholders, except meetings at which only holders of another class of shares are entitled to vote. Each common share shall entitle the holder thereof to one vote.

          (b)  VOTING OF CLASS C SHARES

               Subject to the provisions of the Act, the holders of the Class C shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall be entitled to vote at all meetings of shareholders, except meetings at which only holders of another class of shares are entitled to vote. Each Class C share shall entitle the holder thereof to one vote.

     3.   PURCHASE RIGHTS

          (a)  COMMON SHARE PURCHASE RIGHTS OF CLASS C SHARES

               A holder of Class C shares shall be entitled, in accordance with the provisions hereof, to acquire common shares of the Corporation as the same may then be constituted by tendering any of the Class C shares held and registered in his name together with U.S. $0.25 per share (the "Common Share Purchase Price") on the basis of one common share for each Class C share and U.S. $0.25. The purchase right herein provided shall be exercised by notice in writing given to the Corporation which notice shall specify the number of Class C shares that the holder desires to have applied to the purchase price of common shares. If any Class C shares are applied to the purchase of common shares pursuant to this paragraph, the holder of such Class C shares shall surrender the certificate or certificates representing the Class C shares so applied to the registered office of the Corporation, or to the transfer agent of the Corporation at the time of purchase together with cash or a certified cheque in the amount of U.S. $0.25 per common share being acquired, and the Corporation shall thereupon issue to such holder certificates representing the number of common shares to which the holder became entitled upon such purchase.

     4.   ADJUSTMENT OF PURCHASE RIGHTS AND CONVERSION RIGHTS

          (a) In case of any reclassification or redesignation of the common shares (hereinafter referred to in this subsection 4(a) as the "Shares") or change of the Shares into other shares, or in case of the consolidation, amalgamation or merger of the Corporation with or into any other body corporate (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares), or in the case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation, the holder of any Class C shares who thereafter shall exercise his right to purchase Shares pursuant to section 3 hereof shall be entitled to receive, and shall accept, in lieu of the number of Shares to which he was theretofore entitled upon such exercise of such right to purchase or convert, as the case may be, the kind and amount of Shares which such holder would have been entitled to receive as a result of such reclassification, redesignation, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, he had been the registered holder of the number of Shares to which he was theretofore entitled upon exercising his right to purchase or convert, as the case may be. The subdivision or consolidation of Shares at anytime outstanding into a greater or lesser number of Shares shall be deemed not to be a reclassification of the capital of the Corporation for the purposes of this paragraph 4(a).

          (b) If and whenever the Shares shall be subdivided into a greater or consolidated into a lesser number of Shares, or the corporation shall issue Shares (or securities exchangeable for or convertible into Shares) to the holders of all or substantially all of the outstanding Shares by way of a dividend or other distribution of Shares (or securities exchangeable for or convertible into Shares), any holder of Class C shares who has not exercised his right of purchase pursuant to section 3 hereof on or prior to the effective date or record date, as the case may be of such subdivision, consolidation, dividend or other distribution, upon the exercise of such right thereafter, shall be entitled to receive, and shall accept, in lieu of the number of Shares to which he was theretofore entitled upon such exercise of such right to purchase or convert (and, in the case of a purchase of Shares pursuant to section 3 hereto, at the Common Share Purchase Price adjusted in accordance with subsection 5(a) hereof), the aggregate number of Shares that such holder would have been entitled to receive as a result of such subdivision, consolidation, dividend or other distribution as if, on such record date or effective date, as the case may be, he had been the registered holder of the number of Shares to which he was theretofore entitled upon such exercise of such right to purchase or convert, as the case may be.

     5.   ADJUSTMENT OF PURCHASE PRICE

          (a)  If the Corporation shall:

               (i) subdivide its outstanding common shares (hereinafter referred to in this paragraph 5 as the "Shares") into a greater number of shares,

               (ii) consolidate the outstanding Shares into a lesser number of shares, or

               (iii) issue Shares or securities exchangeable for or convertible into Shares ("convertible securities") to the holders of all or substantially all of the outstanding Shares by way of a dividend or distribution of Shares or securities convertible into Shares (other than the issue of Shares or convertible securities as dividends paid in the ordinary course), the Common Share Purchase Price shall, on the effective date of such subdivision or consolidation or on the record date of such dividend or other distribution, as the case may be, be adjusted by multiplying the Common Shares Purchase Price in effect immediately prior to such subdivision, consolidation, dividend or other distribution by a fraction, the numerator of which is the number of outstanding Shares before giving effect to such subdivision, consolidation or stock dividend and the denominator of which is the number of outstanding Shares after giving effect to such subdivision, consolidation, dividend or other distribution (including in the case where convertible securities are distributed, the number of Shares that would have been outstanding had such securities been exchanged for or converted into Shares on such record date). Such adjustment shall be made successively whenever any event referred to in this paragraph 5 shall occur.

     6.   DISTRIBUTION RIGHTS ON LIQUIDATION

          If the Corporation is liquidated, dissolved or wound-up or its assets are otherwise distributed among the shareholders by way of repayment of capital, whether voluntary or involuntary and subject to the rights, privileges, and conditions attaching to any series of preference shares of the Corporation:

          (a) the holders of the common shares shall be entitled to share, equally share for share, in the distribution of the remaining assets of the Corporation; and

          (b) the holders of the Class C shares shall not be entitled to share in the remaining assets of the Corporation.

SECRETARY OF STATE
STATE OF WYOMING
CAPITOL BUILDING
CHEYENNE, WY  82002-0020


       ARTICLES OF AMENDMENT BY SHAREHOLDERS OF BEN-ABRAHAM TECHNOLOGIES INC.

     Pursuant to the provisions of the Wyoming Business Corporation Act, the shareholders of BEN-ABRAHAM TECHNOLOGIES INC. (the "Corporation"), a Wyoming corporation, hereby adopts these Articles of Amendment on behalf of the Corporation. The Corporation's Articles of Continuance were filed with the Wyoming Secretary of State on December 19, 1996, and have been subsequently amended by the filing of Articles of Amendment with the Wyoming Secretary of State on November 10, 1999.

     1.   The name of the Corporation is Ben-Abraham Technologies Inc.

     2. Effective as of the date of filing of these Articles of Amendment with the Secretary of State, the Articles of Continuance of the Corporation are hereby amended as follows:

     The name of the Corporation is hereby changed to be: BioSante Pharmaceuticals, Inc.

     3. The foregoing amendment was adopted at a meeting of the shareholders of the Corporation held on November 10, 1999 ("Shareholders' Meeting").

     4. Effective as of the date of the Shareholders' Meeting, the issued and outstanding shares of the Corporation consisted of the following: there were 4,807,865 issued and outstanding Class C Special Shares and 52,642,686 issued and outstanding Common Shares.

     5. The designation and number of votes entitled to be cast by each voting group entitled to vote separately on the foregoing amendments were as follows: The holders of Class C Special Shares were entitled to cast 4,807,865 votes. The holders of Common Shares were entitled to cast 52,642,686 votes.

     6. The number of votes of each voting group indisputably represented at the Shareholders' Meeting were as follows: 4,700,715 votes of Class C Special Shares; and 42,973,846 votes of Common Shares.

     7. The total number of undisputed votes cast at the Shareholders' Meeting for the foregoing amendments by each voting group was as follows:
4,700,715 Class C Special Shares voted for the foregoing amendments; and 42,971,016 Common Shares voted for the foregoing amendments. The total number of undisputed votes cast for the foregoing amendments by each voting group was sufficient for approval of the foregoing amendments by each voting group.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment of the Corporation on this 16th day of November, 1999.

                                       BEN-ABRAHAM TECHNOLOGIES INC.



                                       By:    /s/ Stephen M. Simes
                                       Title: President and Chief Executive
                                              Officer

                                       2